KemPharm

APADAZ® Commercial Update Call

March 13, 2019

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Annual Report on Form 10-K filed with the SEC on March 1, 2019, and our other Periodic and Current Reports filed with the SEC. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer
- **Gordon K. "Rusty" Johnson** – Chief Business Officer

Key Highlights

- According to estimates by Managed Markets Insights and Technologies (MMIT), branded APADAZ® has 15% unrestricted formulary access to all commercial lives
- Authorized generic (benzhydrocodone/APAP, or "AG-APADAZ") has 91% unrestricted access to all commercial lives and 90% unrestricted access to all state Medicaid lives
- We believe these data support broad initial coverage for AG-APADAZ
  - AG-APADAZ in preferred generic position on majority of plans
  - Based on several publicly-available clinical evaluations, some plans appear to be receptive to potential differentiation of APADAZ

Source: Managed Markets Insights and Technology; www.formularylookup.com

HC/APAP Market Update - 2018

- Large volume, primarily generic market in 2018
- Hydrocodone/acetaminophen (HC/APAP) coverage primarily driven by Commercial and Medicare coverage

Payor Category	2018 Utilization (HC/APAP tabs)	% of Total
Commercial	1,625,304,292	41%
Medicare	1,569,498,241	39%
Managed Medicaid	351,642,426	9%
Assistance Programs	160,499,083	4%
Cash	156,152,543	4%
Medicaid	129,834,982	3%
Total	3,992,931,567	100%

Source: SHS PHAST: 2018

HC/APAP Market Update - 2018

- Most HC/APAP volume flows through the top 6 PBM's

Utilization Volume by PBM (Top 6)

PBM	2018 Utilization (HC/APAP tabs)
Express Scripts	412,716,705
CVS Caremark	368,923,972
OptumRx	237,666,117
Prime Therapeutics	143,341,764
MedImpact Healthcare	52,234,276
Cigna	41,026,605
Total	1,225,909,439

Sources: SHS PHAST: 2018

APADAZ® Formulary Coverage - Commercial

- According to MMIT estimates, branded APADAZ has 15% unrestricted access for Commercial plans, generally at a Tier 3 or equivalent status
- According to MMIT estimates, AG-APADAZ has 91% unrestricted access for Commercial plans
  - Listed at preferred generic for 78% of plans
  - Only 4% of plans indicate no coverage at this time
- We believe the first major step for wide formulary adoption with Commercial plans has been achieved
  - Fewer barriers to plan preference for AG-APADAZ over current HC/APAP
  - Few barriers to broad script reimbursement if plans start shifting utilization to AG-APADAZ

Source: Managed Markets Insights and Technology; www.formularylookup.com

APADAZ® Formulary Coverage - State Medicaids

- According to MMIT estimates, AG-APADAZ has unrestricted access to 90% of state Medicaid plans with 59% in the preferred generic category
- While smaller overall compared to Commercial and Medicare lives, we believe state Medicaids may represent a lower barrier to preferred adoption of AG-APADAZ
- According to MMIT data, some state Medicaid plans have placed AG-APADAZ as a preferred generic, while requiring a prior authorization (PA) for HC/APAP
- States also have the power to remove products from their formularies completely

Source: Managed Markets Insights and Technology; www.formularylookup.com

APADAZ® Next Steps

- We believe broad formulary adoption with preferred generic status represents a key milestone to begin market conversion
- Actively working with plans to “prefer” AG-APADAZ over HC/APAP
- Outreach to current and previous PBM/payor leads (now on formulary with preferred generic status) by KVK and the managed care access team; remain on track for 2H 2019 launch
- KVK is concentrating its planning efforts on manufacturing and distribution for smaller, pilot-scale launches initially, followed by potential national stocking to support broad formulary access
- Based on current formulary access and 2018 utilization data, potential volume of more than 2B tabs addressable for AG-APADAZ
  - Medicare formulary evaluation underway